UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 5, 2013

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2013, Real Goods Solar, Inc. (the “Company”) entered into an Agreement (the “Loan Repayment Agreement”) with Gaiam, Inc. and Riverside Renewable Energy Investments, LLC, whereby Gaiam, Inc. agreed that upon receipt of an amount equal to $2,100,000 (the “Payoff Amount”) all of the Company’s outstanding indebtedness and obligations under the Amended and Restated Promissory Note dated March 27, 2013 in the original principal amount of $1,700,000 and the Amended and Restated Promissory Note dated March 27, 2013 in the original principal amount of $1,000,000 (collective, the “Gaiam Notes,”) will be repaid in full. In addition Gaiam, Inc. will relinquish all of its rights and obligations under, and will no longer be a party to, the Shareholders Agreement and the Registration Rights Agreement, each by and among the Company, Gaiam, Inc. and Riverside Renewable Energy Investments, LLC, dated December 19, 2011.

The balance of the Gaiam Notes as of the date of the Loan Repayment Agreement was $2,600,000. The Loan Repayment Agreement also provides that the aggregate principal amount outstanding under the Gaiam Notes immediately before payment of the Payoff Amount will be reduced by $200,000 to reflect that Gaiam, Inc. will be deemed to have purchased from the Company the Company’s tenant leasehold improvements pursuant to and in accordance with the terms of the Second Amendment to Lease, dated March 28, 2013, between the Company and Gaiam, Inc. for the Company’s Louisville, Colorado office building. Therefore, the Payoff Amount results in a discount of $300,000.

Also on November 5, 2013, the Company’s wholly-owned subsidiaries Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc. and Real Goods Syndicated, Inc. (collectively, the “Borrowers”) entered into a Fifth Loan Modification Agreement (the “Loan Agreement Amendment”) with Silicon Valley Bank (“SVB”) pursuant to which the parties thereto agreed to certain amendments to the Loan and Security Agreement, dated as of December 19, 2011, as amended (the “Loan Agreement”).

Under the Loan Agreement Amendment, SVB agreed to extend to the Borrowers a term loan of up to $2,000,000 (the “Term Loan”) under the terms of the Loan Agreement in addition to the existing $6,500,000 revolving line of credit. The Term Loan matures on September 29, 2014. The Borrowers are required to make monthly payments of interest only with respect to the Term Loan with the aggregate principal balance of the Term Loan, together with any accrued but unpaid interest, due and payable on the maturity date. The Borrowers may prepay the Term Loan in whole or in part at any time without penalty. The proceeds of the Term Loan are required to be used to repay in full the outstanding indebtedness owed to Gaiam, Inc. under the Gaiam Notes.

All borrowings under the Term Loan are collateralized by a security interest in substantially all assets of the Borrowers other than the limited liability company interests in Alteris Project Financing Company LLC, and bear interest at (i) the greater of the bank’s prime rate or 4.00%, plus (ii) 2.00% (or 10.00% during an event of default). The Borrowers are obligated to pay to SVB a final payment fee of $150,000 on or before the Term Loan maturity date. In addition, pursuant to the terms of the Loan Agreement Amendment, at any time when (i) the Borrowers’ unrestricted cash at SVB, less (ii) all outstanding obligations of Borrowers owed to SVB, is less than $2,000,000, the Borrowers’ availability under the existing $6,500,000 line of credit will be reduced by an amount equal to the outstanding principal balance of the Term Loan.

SVB fully funded the Term Loan on November 5, 2013 at the Borrowers’ request. The Company used the proceeds of the Term Loan together with other available cash on hand to pay the Payoff Amount in full on November 5, 2013.

The foregoing descriptions of the Loan Agreement and the Loan Repayment Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Loan Modification Agreement, dated as of November 5, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., and Silicon Valley Bank

10.2	Agreement, dated November 5, 2013, among Gaiam, Inc., Riverside Renewable Energy Investments, LLC and Real Goods Solar, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Anthony DiPaolo
Anthony DiPaolo
Chief Financial Officer

Date: November 5, 2013

Exhibit No.	Description

10.1	Fifth Loan Modification Agreement, dated as of November 5, 2013, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., and Silicon Valley Bank

10.2	Agreement, dated November 5, 2013, among Gaiam, Inc., Riverside Renewable Energy Investments, LLC and Real Goods Solar, Inc.